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                        INFORMATION MANAGEMENT AGREEMENT


THIS AGREEMENT is entered into as of this first day of April, 1996, by and between Candler Health System located at PO Box 9787, Savannah, Georgia ("Client") and DAOU Systems, Inc., a California corporation ("DAOU").

RECITALS

     (A) DAOU is in the business of furnishing Information Management Services in order to better align Client's organization leadership vision with their operating practices through the applications of technology, and is capable of providing trained personnel to perform management services, consultation engagements, operational management functions and to staff technical information processing activities of clients and has agreed to do so in accordance with the terms of this Agreement;

     (B) The Client desires to contract with DAOU to plan, manage, improve, and operate the Management Information Services functions through the application of DAOU's trained employees

     (C) The Client has specific need for information management services including management, operations, system administration, application support, programming support, network management, and software acquisition and development support, and currently identified in Exhibit A, Scope of Service and Exhibit B, Level of Services, to this Agreement;

     (D) DAOU and the Client are entering into this Agreement on the understanding that the price for DAOU's services under this Agreement has been set to reflect the fact that the legal and equitable remedies available to each party under this Agreement are strictly limited to those remedies set forth in this Agreement and neither party has undertaken and neither party can undertake any liability for indirect, incidental, consequential or punitive damages including but not limited to any loss of revenues, loss of income, loss of profits or other financial remedies not expressly set forth in this Agreement; and

     (E) DAOU and the Client desire to avoid litigation and to fully and finally resolve any disputes and all other disagreements pursuant to the mediation and arbitration provisions of this Agreement.

In consideration of the foregoing and mutual promises contained herein, the Client and DAOU agree as follows:

     IT IS AGREED THAT:

SECTION 1. DEFINITIONS


The following definitions shall apply to the terms used in this Agreement:

1.1  AGREEMENT

     The term "Agreement" means this Agreement and any Addendum, supplement or other written amendment hereto signed by the parties to this Agreement.

1.2  CONFIDENTIAL INFORMATION

     The term "Confidential Information" means all business, financial, statistical, medical, personnel and technical data in tangible and/or intangible form which is clearly and conspicuously marked "CONFIDENTIAL" or as defined as confidential by law, or provided or disclosed, by one party to the other, with notice of its confidential nature.


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1.3  CONTRACT ADMINISTRATOR

     The term "Contract Administrator" means that person. or his or her replacement, designated by Client under Paragraph 3.2 of this Agreement.

1.4  EXCLUSIVE REMEDIES

     The term "Exclusive Remedies" shall mean those remedies which are the sole and exclusive remedies of each party under this Agreement as set forth in Paragraph 9.

1.5  EXISTING SYSTEMS

     The term "Existing Systems" shall mean those computer hardware and software configurations set forth on Exhibit A hereto.

1.6  INFORMATION MANAGEMENT SERVICES

     The term "Information Management Services" means the Services to be provided to Client by DAOU as described in Exhibit A.

1.7  CHIEF INFORMATION OFFICER

     The term " Chief Information Officer" means the individual designated by DAOU to be responsible for the Services to be provided to the Client under the terms of this Agreement.

1.8  LEVEL OF SERVICE

     The term "Level of Service" means the level of services and during the hours described in Exhibit B for which DAOU shall provide Client with Information Management Services in accordance with the terms hereof.

1.9  PERFORMANCE STANDARDS

     The term "Performance Standards" shall mean the standards to be developed in Exhibit C for those services described in Exhibit A herein, at the Level of Service described in Exhibit B.

1.10 SERVICE FEE

     The term "Service Fee" shall mean the fees set forth in Exhibit B for those services described in Exhibit A herein, at the Level of Service described in Exhibit B.

1.11 SERVICES

     The term "Services" means collectively the services described in Exhibit A of this Agreement and the Level of Service described in Exhibit B of this Agreement to be provided by DAOU to the Client

1.12 SUPPLEMENTAL SERVICES

     The term "Supplemental Services" means those additional and separately billable Information Management Services, software development or other services which are beyond the Level of Service defined by this Agreement or which are in addition to the items set forth in Exhibits A and B.


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1.13 SYSTEM

     The term "System" shall mean the Existing Systems, including but not be limited to all replacements thereof and additions thereto, and the software, operating together as a system.

1.14 TRANSITION SERVICES

     The term "Transition Services" means the services described in Exhibit D provided by DAOU at the termination of this Agreement.

SECTION 2. SERVICE

2.1  SCOPE OF SERVICE

     DAOU agrees to furnish Client Information Management Services, Level of Service, Performance Standards, and Transition Services as specifically described in Exhibits A, B, C and D respectively. DAOU and Client may only expand Services provided by DAOU by execution of amended exhibits signed by both parties.

2.2  LEVEL OF SERVICE

     The Level of Service, as described in Exhibit 8, is the basis for the monthly fees provided for in Section 6. If, during the term of this Agreement, or any renewals, the Level of Service to Client shall change, the total monthly fee shall change as described in Exhibit B.

2.3  SUPPLEMENTAL SERVICES

     Upon the written consent of Client and DAOU, DAOU shall provide Supplemental Services, in addition to that listed in the attached exhibits, at either the DAOU current published or negotiated rates between the parties. Any such Supplemental Services shall be in accordance with all terms and conditions of this Agreement. Nothing in this Agreement shall require that either Client or DAOU agree to any Supplemental Services.

2.4  THIRD PARTY VENDORS

     Client represents that the Existing System includes software of third party vendors, which software is property owned by or property subject to licensing or similar agreements between the Client and such vendors and includes the rights of the Client for maintenance, upgrades and enhancements. The Client shall, as soon as is practicable after the execution hereof, deliver copies of all such agreements to DAOU. DAOU shall use reasonable efforts to act on the Client's behalf with respect to such third party agreements.

SECTION 3. PERSONNEL

3.1  CHIEF INFORMATION OFFICER

     DAOU will designate , after consultation with client, a Chief Information Officer who shall be responsible for coordinating DAOU's efforts thereunder and for communicating with Client's Contract Administrator with regard to the proper execution of this Agreement and the obligations and duties thereunder.

3.2  CONTRACT ADMINISTRATOR


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     Client shall designate the CFO or his or her designee as its Contract
Administrator. The Contract Administrator shall be responsible for communicating with DAOU's Information Services Manager with regard to the proper execution of this Agreement and the obligations and duties thereunder. The Contract Administrator shall have complete authority to make decisions on behalf of Client with regard to all matters relating to this Agreement.

3.3  DAOU/CLIENT REPORTING RELATIONSHIP

     (a) DAOU shall provide written status reports to the Contract Administrator on a monthly basis Such status reports shall provide the information reasonably necessary to evaluate DAOU's performance.

     (b) DAOU shall report to Client regarding an event or circumstance which has occurred which shall materially impair DAOU's performance under this Agreement and DAOU's proposed response to such event or circumstance.

3.4  CONTINGENCY SERVICES

     DAOU personnel may occasionally perform services for the Client at other locations or for others using the resources located on Client's premises for which DAOU is responsible and DAOU may do so as long as the DAOU Services under this Agreement shall not be adversely affected.

3.5 [*]

SECTION 4. TERM

     The initial term of this Agreement shall be for a period of 5 years commencing April 1, 1996 and continuing through March 31, 2001 with an option, by mutual agreement to extend for an additional one 1 year thereafter. Both parties agree that the fees outlined in Exhibit B are in consideration of the entire initial term and that any adjustments to those fees within the Term of this Agreement, other than those identified in Paragraph 6.3 below, must be mutually agreed to and incorporated as an addendum.

4.1  CHANGE OF CONTROL

     In the event that Client merges with St. Joseph's Hospital (Savannah,
GA) or otherwise becomes controlled by or in common control with any entity which also controls St. Joseph's Hospital, [*]

     [*] Client shall pay the sum of six hundred thousand dollars ($600,000) upon early termination due to the Change in control as provided herein. [*]


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SECTION 5. TERMINATION

5.1  EVENTS OF TERMINATION

     This Agreement may be terminated:

     (a) By either party, to the extent permitted under applicable law, if the other ceases to function as a going concern becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, permits a petition in bankruptcy to be filed against it (which is not dismissed within sixty (60) days) or admits in writing its inability to pay its debts as they mature; or if a receiver is appointed over a substantial part of its assets (which is not dismissed within sixty (60) days);

     (b) By DAOU for the non-payment of any monthly fees or charges to Client and which nonpayment continues for a period of thirty (30) days from the date of invoice; provided, however, that if Client has a bona fide dispute regarding a specific invoice, then such non-payment shall not be grounds for a termination hereof if Client pays to DAOU the entire invoiced amount whether or not disputed and continues to pay fully in accordance with Paragraph 9.3 while submitting the dispute to the dispute resolution procedures as set forth in Paragraph 9.2;

     (c) By either party in event of a material breach or nonperformance by the other of any provision of this Agreement, provided however, that written notice of the alleged breach shall have been given to the allegedly breaching party who shall not have remedied or cured the alleged breach within thirty
(30) days after delivery of such notice; or if remedy or cure requires more than thirty (30) days, who shall not have actively commenced and diligently continued efforts to remedy or cure the alleged breach, provided further, that this Agreement shall not be terminated by such alleged breach if such alleged breach is submitted to the dispute resolution procedures set forth herein; or

(d) [*]

5.2  TRANSITION PLAN

     Upon a proper notice of termination given by Client in accordance with Paragraph 5.1, at the request of Client, DAOU shall make available to Client, the personnel necessary to carry out a mutually agreed to transition plan to be executed within the remaining term of the Agreement. The topics to be included in the transition plan include, but are not limited, to those outlined in attached and incorporated Exhibit D.

     Each party will cooperate fully with the other and/or its designees, so that the transition of Services rendered under this Agreement shall be timely and efficient and implemented in a manner so as to least interfere with the orderly conduct of Client's business and so as not to unduly interfere with DAOU's other operations.

5.3  PERSONNEL TRAINING

     Upon a proper notice of termination given by Client in accordance with Paragraph 5.1 for any reason other than breach by Client for non-payment by Client, Client, after notice and preceding termination date, shall have the right to assign a reasonable number of Client's employees to participate with the employees of DAOU in the performance of their remaining services. DAOU shall cause its employees to acquaint and instruct the employees of Client regarding the work, to facilitate a smooth transition according to the Transition Plan, and to continuously operate all data processing functions

5.4  EQUIPMENT

     Upon expiration or termination of this Agreement, or any extension or renewals thereof, all office furniture, equipment, documents, records, books, tapes, disks and files provided by Client or DAOU shall be returned to Client


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or DAOU in substantially the same condition as received, ordinary wear and tear expected. Neither Client nor DAOU shall dispose of the other party's property without the prior consent of the other party.

SECTION 6. FEES FOR SERVICES AND TERMS OF PAYMENT

6.1  FEES FOR SERVICE

     The monthly fees for Services provided thereunder are described in Exhibit B.

6.2  PAYMENT

     Monthly fees shall be due and payable the first day of each month. Fractional months shall be prorated. Payment for Supplemental "Services shall be invoiced monthly and due ten (10) days from the receipt of invoice. Balances past due in excess of thirty (30) days from receipt of invoice shall bear overdue service charges at one and one-half (1-1/2) percent per month or the highest rate permitted by law, whichever is less.

6.3  ANNUAL ADJUSTMENT OF MONTHLY FEES

     Annually, on the anniversary date of this Agreement, the Fees for Services set forth in Exhibit B shall be adjusted, equal to the adjustment provided by Client to Client employees during the most recent 12 month period.. This adjustment shall apply only to the personnel portion of this Agreement.

SECTION 7. INSURANCE AND TAXES

7.1  INSURANCE

     DAOU shall procure and maintain public liability insurance in the amount of [*] errors and omissions insurance in the amount of [*] per occurrence on a claims made basis with a total of [*] aggregate on an annual claims made basis, and workers' compensation insurance on its own employees. DAOU shall provide Client with at least thirty (30) days' advance written notice prior to any cancellation or reduction in coverage.

7.2  TAX AND LICENSES

     Taxes, other than income taxes, applicable business taxes and license fees, imposed by any taxing authority based upon any Services furnished under this Agreement shall be the responsibility of Client and shall be payable in addition to other fees or charges. Each party may provide the other, in lieu of paying any such tax, with a certificate of exemption in form reasonably satisfactory to the other party.

SECTION 8. PERFORMANCE UNDER THIS AGREEMENT

8.1  IN GENERAL

     The parties acknowledge and agree that performance under this Agreement will require the availability of their respective representatives for the continued definition and setting of priorities, the balancing of competing tasks and schedules, and the adjustment of priorities over different tasks and different schedules so as to address, on a daily basis, the needs of the Client within the scope of this Agreement.


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8.2. COOPERATION

     DAOU and the Client agree that they will each use good faith and reasonable efforts to define, plan and coordinate the different priorities and schedules agreed to by the parties within the scope of this Agreement.

8.3  FULL DISCLAIMER OF WARRANTIES

     DAOU HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, ANY EXPRESS WARRANTIES NOT INCORPORATED INTO THIS AGREEMENT OR ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IMPOSED BY LAW OR WHICH COULD OTHERWISE ARISE IN CONNECTION WITH DAOU'S OBLIGATIONS UNDER THIS AGREEMENT. DAOU'S SOLE AND EXCLUSIVE OBLIGATION THEREUNDER IS TO USE REASONABLE EFFORTS AND ITS BEST BUSINESS JUDGMENT IN PERFORMING THE TASKS SET FORTH IN THIS AGREEMENT, IN ACCORDANCE WITH THE RESOURCE ASSUMPTIONS AND PARAMETERS SET FORTH HEREIN.

8.4  PROBLEMS IN PERFORMANCE

     In the event of any failure of the parties mutually to agree on any matters under this Agreement or in the event that either party believes that the other has failed to satisfactorily perform or otherwise is in breach of the Agreement and if the parties are unable to resolve such matter through their respective representatives then the parties shall submit the matter to resolution in accordance with the procedures set forth in Section 9 below.

SECTION 9. REMEDIES

9.1  LIMITATION OF LIABILITY; INDEMNIFICATION BY CLIENT

     Except for the Service Fees and other amounts expressly due and payable to DAOU, in no event shall either party be liable to the other for any damages arising in any manner under this Agreement including but not limited to indirect, incidental, consequential, special, exemplary or other damages or loss of revenues, loss of income, loss of profits, other financial remedies except those remedies for direct damages set forth as follows. To the extent any claim is made and fully covered by insurance provided in Paragraph 7.1 of this Agreement, the limitations of liability of this Paragraph 9.1 shall not apply, but, if a claim by one party to this Agreement against the other is not covered or is only partly covered by insurance provided in Paragraph 7.1, then in no event shall either party's liability to the other if there be any for any claims whatsoever or for any reason whatsoever) exceed two hundred and fifty thousand dollars ($250,000).

9.2  Dispute Resolution Procedure

     In the event that the parties have any disagreement, dispute, breach or claim of breach, or nonperformance or repudiation arising from, in relation to or in connection with this Agreement or any of the terms or conditions hereof, or any transaction thereunder including but not limited to either party's failure or alleged failure to comply with any of the provisions of this Agreement (hereinafter collectively the "Dispute"), the parties shall first promptly provide in writing to the other a general written statement of their respective claims. This statement need not be complete and will not limit the claims of either party in any further procedure with respect to this Agreement. The statement shall indicate that it is the first statement of a formal dispute resolution process under this Agreement. If the parties are unable to resolve the dispute within ten (10) business days of receipt of such written statement, the claimant may proceed as otherwise contemplated by this Agreement.

     (a)  INTERNAL RESOLUTION PROCEDURES


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          (i)  Within ten (10) working days of the time that one party informs the other of a Dispute, the Client's Contract Administrator and DAOU's Chief Information Officer shall conduct a meeting to reach an agreement to use their best efforts to either (a) resolve the matter and set forth such resolution in writing or (b) define the Dispute in writing including a description of the position of each party and the other projects and tasks which would be affected by the proposed resolution submitted by the Client's Contract Administrator and by the proposed resolution submitted by DAOU's Chief Information Officer,

          ii) If the Client's Contract Administrator and DAOU's Chief Information Officer are unable to reach an agreement pursuant to Subparagraph
(i), then within ten (10) working days of such failure to agree, at least one knowledgeable representative of DAOU management and at least one knowledgeable representative of the Client shall meet in Savannah, GA, to attempt to reach a resolution of the matter in light of the description of the Dispute submitted by the parties and further discussion among and between the parties and their respective representatives.

     (b)  MEDIATION RESOLUTION PROCEDURE

          If the procedure set forth in Subparagraph (a) is unsuccessful in resolving the Dispute, the parties shall, within fifteen (15) working days, commence a mediation session by notice of selection of a third party, neutral mediator and a proposed time and date for the mediation. If the other party does not propose an alternative mediator then the mediation shall occur before the first person proposed. If the other party does propose an alternative mediator, then the two proposed shall promptly jointly select a third party, neutral to act as the sole mediator. The mediation shall take place in Savannah, Georgia, and all mediator fees shall be equally shared by the parties. If the parties are able to reach a resolution of the Dispute, the resolution so reached shall be memorialized in writing and shall, upon the mutual written consent of both parties, become part of this Agreement.
If the parties are unable to resolve the Dispute through mediation, either party has the option to terminate mediation and upon doing so, the parties shall continue under this Agreement in accordance with Section 9.3 and the parties shall submit any disputes to binding arbitration under subsection (c) below.

     (c)  BINDING ARBITRATION

          If the parties are unable to reach an agreement pursuant to
subparagraphs (a) and (b) above,   the Dispute shall be resolved by
mandatory, binding expedited arbitration in Savannah, Georgia in accordance with the following terms and conditions:

          (i) AAA Rules Apply. Any dispute relating to or arising out of the interpretation or performance of this Agreement (other than claims for which injunctive relief is sought) and which have not been resolved pursuant to the procedures set forth in Section 9.2 (a) shall be resolved at the request of either party through binding arbitration pursuant to and under the then existing commercial arbitration rules of the American Arbitration Association. The decision of the arbitrators(s) shall be limited by those Exclusive Remedies set forth herein, including but not limited to the Limitation on Liability set forth in Section 9.1 herein.

          (ii) Discovery. The parties shall be permitted to obtain discovery from each other of documents and other tangible evidence at a time reasonably prior to the arbitration hearing. No depositions shall be allowed.

          (iii) Hearing. The arbitration hearing shall be conducted in Savannah, Georgia The parties shall agree on a single arbitrator with computer industry or data processing expertise or if they cannot so agree, they shall each name one arbitrator and the two arbitrators shall jointly name a third neutral arbitrator who has expertise in information management and/or data processing services, and a decision of any two of the three arbitrators shall bind the parties in all matters thereunder,


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          (iv)  Award.  The arbitrators award shall be final and judgment upon any award by the arbitrator may be entered by the state or federal district courts in Savannah, Georgia

          (v) Binding Obligation. Failure to meet any of the timelines in this Section shall not be considered default in performance, nor shall it affect the enforceability of the resolution procedures under this Section.

9.3   PERFORMANCE DURING DISPUTES

      DAOU shall be under the obligation to continue to provide Services to the Client while the parties are seeking to resolve any Dispute so long as the Client shall continue to pay DAOU all Service Fees, both past due and as they come due, with or without Client's reservation of rights.

SECTION 10.  CONFIDENTIALITY

10.1  CONFIDENTIAL INFORMATION

      Subject to Paragraph 10.2 below, both parties agree that:

      (a) Each party shall not disclose any Confidential Information of the other party to any third party without first obtaining written consent;

      (b) Each party shall limit dissemination of the other party's Confidential Information only to those employees, contractors and agents who require access thereto to perform their functions under this Agreement;

      (c) Each party agrees to return the Confidential Information to the disclosing party upon receipt of written request therefor,

      (d) Each party agrees that the standard of care to be applied in the performance of the obligations set forth above shall be the standard of care applied by the receiving party in treating its own Confidential Information, but at least reasonable care to prevent unauthorized copying, use, publication or disclosure; and

      (e) The term of the provisions of this Section shall survive termination of the Services or any determination that this Agreement or any portion hereof or Exhibit hereto is void or voidable.

10.2  EXCEPTIONS TO CONFIDENTIALITY

      The obligation of confidentiality set forth in Paragraph 10.1 shall not apply to any data or information that the receiving party proves:

      (a) Was already rightfully in the possession of the receiving party or any of its related companies prior to disclosure;

      (b) Was independently developed by employees having no access to Confidential Information;

      (c) Was publicly disclosed by a person other than the receiving party or its employees or agents without restrictions;

      (d) Was rightfully received from a third party without restrictions on disclosure or use;

      (e) Was approved for unrestricted release or unrestricted disclosure by the disclosing party;


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      (f)  Was available by inspection of products or services marketed without restrictions, offered for sale or leased in the ordinary course of business by either party hereto or others; or

      (g) Was required to be produced or disclosed pursuant to applicable laws, regulations or court order, provided the receiving party has given the disclosing party the opportunity to defend, limit or protect such production or disclosure.

10.3 [*]

SECTION 11.  GENERAL

11.1  NOTICES

      Any notice required or permitted by this Agreement shall be in writing and accomplished by registered or certified mail. Such notice shall be deemed to have been delivered five (5) days after it has been mailed

          If to DAOU:         President
                              DAOU Systems, Inc.
                              5120 Shoreham Place
                              San Diego, CA  92121

          If to Client:       Chief Financial Officer
                              Candler Health System
                              P. O. Box 9787
                              Savannah, GA 31405









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11.2  WAIVER

      Waiver of breach or failure to perform any provision of this Agreement shall not be deemed a waiver of future performance nor shall it prejudice the waiving party's right to require strict performance of the same provision or any other provision in the future. No term or condition of this Agreement shall be waived, modified or deleted except by an instrument, in writing, signed by the parties hereto.

11.3  ASSIGNMENT

      Neither this Agreement, nor any of either party's obligations under this Agreement, shall be assignable by operation of law or otherwise, without the prior written consent of both parties.

11.4  NO AUTHORITY

      The parties are and shall remain independent contractors. Neither party shall have any authority, and neither party shall represent that it has any authority, to assume or create any obligation, express or implied, on behalf of the other party, except as provided in this Agreement. This Agreement shall not be construed as creating a partnership, joint venture, franchise, agency or employment relationship between the parties or as creating any other form of legal association that would impose liability on one party for the act or failure to act of the other party.

11.5  EXHIBITS

      All exhibits referred to in this Agreement are hereby incorporated by reference as though fully set forth in the text of this Agreement; in the event of any conflict between the body of this Agreement and any Exhibit to this Agreement, the body of this Agreement shall control over any conflicting provision in any Exhibit to this Agreement.

11.6  GOVERNING LAW

      This Agreement shall be interpreted by the laws of the State of Georgia.

11.7  ATTORNEY'S FEES

      Subject to Paragraphs 11.10 and 11.11 below, in the event any action is instituted to enforce any right granted herein, neither party shall be entitled to recover attorneys' fees or other costs incurred except for such costs, if any, (excluding attorneys' fees) awarded by arbitration.

11.8  TIME TO SUE

      All actions by either party arising out of this Agreement shall be commenced within twelve (1 2) months after the party has knowledge of the claim or within six (6) months of the expiration or earlier termination of this Agreement, whichever first occurs. No action may be brought by either party more than one (1) year after the cause of action has arisen.

11.9  SEVERABILITY

      If any part of this Agreement found to be invalid by a court of competent jurisdiction, all other provisions shall remain in full force and effect and the provisions found invalid shall be enforced by the court to the maximum enforceable by law.

11.10 INDEMNITY BY DAOU.


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      DAOU will defend Client against a claim that the licensed programs or licensed materials furnished by by DAOU and used within the scope of this Agreement by DAOU infringe a U.S. patent or copyright or another proprietary right of a third party. DAOU will pay resulting costs, damages and attorney fees finally awarded provided that: a) Client promptly notifies DAOU in writing of the claim, and b) DAOU has sole control of the defense and of all related settlement negotiations. If such claim has occurred or in DAOU's opinion is likely to occur, Client agrees to permit DAOU, at its option and expense, either to procure for Client the right to continue using the licensed programs or licensed materials or to replace or modify the same with functionally equivalent programs so that they become non-infringing.

11.11 INDEMNITY BY CLIENT

      Client will defend DAOU against a claim that the licensed programs or licensed materials fumished by Client and used within the scope of this Agreement by Client infringe a U.S. patent or copyright or another proprietary right of a third party. Client will pay resulting costs, damages and attorney fees finally awarded provided that: a) DAOU promptly notifies Client in writing of the claim, and b) Client has sole control of the defense and of all related settlement negotiations. If such claim has occurred or in Client's opinion is likely to occur, DAOU agrees to permit Client, at its option and expense, either to procure for DAOU the right to continue using the licensed programs or licensed materials or to replace or modify the same with functionally equivalent programs so they become non-infringing.

11.12 FORCE MAJEURE

      Neither party shall be liable for any delay or failure to perform its obligations thereunder to the extent that such delay or failure is caused by a force or event beyond the control of such party, including without limitation, war, embargoes, strikes, governmental restrictions, riots, fires, floods, earthquakes, or other Acts of God (the "Force Majeure") provided that DAOU shall use its best efforts to assist Client in establishing necessary Services elsewhere, in the event of the occurrences of a Force Majeure which:

      (a) Materially prevents DAOU from providing any of the Services for more than ten (10) business days, and DAOU has not successfully transferred Client's data processing to a backup facility under terms and conditions reasonably acceptable to the Client, or

      (b) Causes the normal operations of the site to be interrupted for more than forty-five (45) days, and in Client's reasonable business judgment it is necessary to pursue alternative means of meeting Client's data processing needs. DAOU shall use its best efforts to assist Client in establishing necessary Services elsewhere.

11.13 AFFIRMATIVE ACTION

      DAOU certifies that it is in compliance with the Equal Employment Opportunity Requirement of Executive Order 11246 as amended by Executive Order 11375, Section 503 of the Rehabilitation Act of 1973 as amended and 38 U.S.C. 4212 (the Vietnam Era Veterans Readjustment Assistance Act of 1974 as amended), Title VIl of the Civil Rights Restoration Act of 1987, the California Fair Employment Practices Act, and any other federal or state laws pertaining to equal employment opportunity, and that it will not discriminate against any employee or applicant for employment on the basis of race, color, religion, handicap, age, sex, national origin or ancestry in matters pertaining to recruitment, hiring, training, upgrading, transfer, compensation or termination.

11.14 MEDICARE ACCESS TO BOOKS AND RECORDS

      Until four (4) years following the completion of this Agreement, DAOU shall make available to the Secretary of Health and Human Services, the Inspector General, or their designees, any and all such books and records as are necessary to substantiate the Services provided under this Agreement. Should DAOU fulfill any part of the Services


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rendered under this Agreement via subcontract with fees of ten thousand dollars ($1 0,000) or more, DAOU shall require such access to subcontractors' books and records as a condition of entering subcontract.

SECTION 12.  ENTIRE AGREEMENT

 THIS AGREEMENT SIGNED BY BOTH PARTIES, AND SO INITIALED
 BY BOTH PARTIES IN THE MARGIN OPPOSITE THIS SECTION,
 CONSTITUTES A FINAL WRITTEN EXPRESSION OF ALL OF THE
 TERMS OF THIS AGREEMENT AND IS A COMPLETE AND EXCLUSIVE
 STATEMENT OF THOSE TERMS.  CLIENT WAS NOT INDUCED TO            -------------
 ENTER THIS AGREEMENT BY ANY STATEMENTS OR                       Client
 REPRESENTATIONS NOT CONTAINED IN THIS AGREEMENT. ANY
 AND ALL REPRESENTATIONS, PROMISES, WARRANTIES OR
 STATEMENTS BY DAOU'S OFFICERS, EMPLOYEES, OR OTHER
 AGENTS THAT DIFFER IN ANY WAY FROM THE TERMS OF THIS
 WRITTEN AGREEMENT SHALL BE GIVEN NO FORCE OF AFFECT.            -------------
 THIS AGREEMENT SHALL BE CHANGED, AMENDED OR MODIFIED            DAOU
 ONLY BY WRITTEN INSTRUMENT SIGNED BY BOTH CLIENT AND
 DAOU. This Agreement shall not be modified or altered by any course of performance by either party or usage of the trade or otherwise except through an instrument signed by both Client and DAOU.

Candler Health System                        DAOU Systems, Inc.

By: /s/Kenneth W. Wood                       By:
   ---------------------------------            ------------------------------
Title: President                             Title:
      ------------------------------               ---------------------------
Date:  April 19, 1996                        Date:
      ------------------------------              ----------------------------














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                           EXHIBIT A THROUGH EXHIBIT D

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